[Logo of Entergy]			Entergy Corporation
					639 Loyola Avenue
					New Orleans, LA 70113


					News
					Release


                                             Exhibit 99.3

Date:        Aug. 13, 2002

For Release: Immediate

Contact:     Yolanda Pollard (Media)  Nancy Morovich (Investor Relations)
             (504) 576-4238           (504) 576-5506
             ypollar@entergy.com      nmorovi@entergy.com


         Entergy Corporation Files Certifications With SEC


     New Orleans, La. - Entergy Corporation (NYSE: ETR) announced that its CEO and CFO have filed today their sworn Certifications in accordance with the June 27 order issued by the U. S. Securities and Exchange Commission. Chief Executive Officer J. Wayne Leonard

and Chief Financial Officer C. John Wilder each executed the certificate verifying the accuracy of Entergy's Annual Report on

Form 10-K for the year 2001, the company's Form 10-Qs for the first and second quarters of 2002, and Form 8-Ks filed during 2002 since the filing of the Form 10-K.  In addition, Leonard and Wilder submitted written statements to the SEC verifying the accuracy of

Entergy's second quarter 2002 Form 10-Q in accordance with the requirements of the recently passed Sarbanes-Oxley Act of 2002.

The certifications have been posted online and may be accessed at

http://investor.entergy.com under the heading "SEC Filings."

     Entergy is a major global energy company with power

production, distribution operations and related diversified

services.  Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi and

Texas.  Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.

                               -30-

     Additional investor information can be accessed online at
                     www.entergy.com/earnings

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to
Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.